Exhibit 99.2

INDEPENDENCE REALTY TRUST

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q2 2022

The Village at Auburn
Durham, NC

NYSE: IRT
WWW.IRTLIVING.COM

Independence Realty Trust
June 30, 2022
Company Information:
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX, Nashville, TN, and Memphis, TN. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements

This supplemental package contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our operating performance and financial results, including our 2022 earnings guidance, timing and amount of future dividends, timing and terms of property acquisitions, dispositions, joint venture investments, developments and redevelopments and other capital expenditures, timing and terms of capital raising and other financing activity, lease pricing, revenue and expense growth, occupancy levels, supply levels, job growth, interest rates and other economic expectations, and anticipated benefits of our recently completed merger (the “STAR Merger”) with Steadfast Apartment REIT, Inc. (“STAR”), including as to the amount of synergies from the STAR Merger. Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: (i) risks related to the impact of COVID-19 and other potential outbreaks of infectious diseases on our financial condition, results of operations, cash flows and the impact of such risks on the financial condition of our residents and their ability to pay rent; (ii) the nature and duration of measures taken by federal, state and local government authorities to combat the spread of disease; (iii) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; (iv) uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; (v) increased costs on account of inflation; (vi) inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; (vii) legislative restrictions that may regulate rents or delay or limit collections of past due rents; (viii) risks endemic to real estate and the real estate industry generally; (ix) impairment charges; (x) the effects of natural and other disasters; (xi) delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; (xii) failure to realize the cost savings, synergies and other benefits expected to result from the STAR Merger; (xiii) unexpected costs or delays in integration of the IRT and STAR businesses; (xiv) unknown or unexpected liabilities related to the STAR Merger; (xv) unexpected costs of REIT qualification compliance; (xvi) unexpected changes in our intention or ability to repay certain debt prior to maturity; (xvii) inability to sell certain assets within the time frames or at the pricing levels expected; (xviii) costs and disruptions as the result of a cybersecurity incident or other technology disruption; and (xix) share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant.

Independence Realty Trust Announces Second Quarter 2022 Financial Results and Closing of New Term Loan
Raises Full Year 2022 Guidance

PHILADELPHIA – (BUSINESS WIRE) – July 27, 2022 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its second quarter 2022 financial results.
Second Quarter Highlights
•On July 25, 2022, IRT restructured its debt to secure a new $400 million term loan maturing in 2028, swapped LIBOR for SOFR across its unsecured floating rate credit facility, paid off $300 million of term loans maturing in 2024 and paid down the revolving credit facility by $100 million. The $400 million of term loan carries a lower interest rate spread than the debt repaid.
•Net (loss) income available to common shares of $(7.2) million for the quarter ended June 30, 2022 compared to $3.4 million for the quarter ended June 30, 2021.
•(Loss) Earnings per diluted share of $(0.03) for the quarter ended June 30, 2022 compared to $0.03 for the quarter ended June 30, 2021.
•Combined same-store net operating income (“NOI”) growth of 14.4% for the quarter ended June 30, 2022 compared to the quarter ended June 30, 2021.
•Core Funds from Operations (“CFFO”) of $58.6 million for the quarter ended June 30, 2022 compared to $20.2 million for the quarter ended June 30, 2021. CFFO per share was $0.26 for the second quarter of 2022, as compared to $0.20 for the second quarter of 2021.
•Adjusted EBITDA of $83.2 million for the quarter ended June 30, 2022 compared to $28.7 million for the quarter ended June 30, 2021.
•Value add program for the quarter ended June 30, 2022, has completed renovations at 195 units, achieving a weighted average return on investment during the quarter of 34.6%.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.
Management Commentary
“Strong momentum continues at IRT, as evidenced by our quarterly performance that reflects our high-quality portfolio in non-gateway markets with outsized growth fundamentals,” said Scott Schaeffer, Chairman and CEO of IRT. “In the second quarter, we delivered 14.4% same store NOI growth, with blended lease over lease rental growth of 12.7%. We continue to accelerate our organic growth profile through our value add program and expand our presence in core markets through our capital recycling and joint venture development initiatives. While we are mindful of current economic headwinds, we remain confident in our strategy and have strong visibility delivering on our raised full year 2022 guidance.”

Combined Same-Store Portfolio(1) Operating Results

	Second Quarter 2022 Compared to Second Quarter 2021	Six Months Ended June 30, 2022 Compared to Six Months Ended June 30, 2021
Rental and other property revenue	11.4% increase	11.2% increase
Property operating expenses	6.9% increase	5.0% increase
Net operating income (“NOI”)	14.4% increase	15.3% increase
Portfolio average occupancy	61 bps decrease to 95.5%	27 bps decrease to 95.4%
Portfolio average rental rate	12.0% increase to $1,412	11.2% increase to $1,392
NOI Margin	162 bps increase to 61.9%	220 bps increase to 62.4%
(1)Combined same-store portfolio includes 113 properties, which represent 33,804 units.
Operating Metrics
The table below summarizes operating metrics for the combined same-store portfolio for the applicable periods.

	2Q 2022	3Q 2022(4)
Combined Same-Store Portfolio(1)
Average Occupancy (2)	95.5%	95.0%
Lease Over Lease Effective Rental Rate Growth:(3)
New Leases	17.2%	20.8%
Renewal Leases	9.7%	11.4%
Blended	12.7%	13.4%
Resident retention rate	54.6%	59.8%
(1)Combined same-store portfolio includes 113 properties, which represent 33,804 units.
(2)Average occupancy excluding the 13 properties with ongoing value add projects was 95.7% and 95.3% for 2Q 2022 and 3Q 2022, respectively.
(3)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(4)3Q 2022 average occupancy and resident retention rates are as through July 22, 2022. 3Q 2022 new lease and renewal rates are for leases commencing during 3Q 2022 that were signed as of July 22, 2022.
Value Add Program
We completed renovations on 195 units during the quarter ended June 30, 2022, achieving a return on investment of 34.6%, with an average cost per unit renovated of $11,610, and average rent increase per renovated unit of $335. For the six months ended June 30, 2022, we have completed renovations on 338 units, achieving a return on investment of 33.5%, with an average cost per unit renovated of $11,959, and an average rent increase per renovated unit of $333. See the Value Add Summary page of our supplemental for additional information.
Investment Activity
Held for Sale
As of June 30, 2022, in connection with our ongoing capital recycling program, we had two properties, Meadows Apartments in Louisville, KY and Sycamore Terrace in Terra Haute, IN, classified as held for sale. We expect the Meadows Apartments disposition to close in the third quarter of 2022 and we continue to market Sycamore Terrace for sale. We intend to recycle the net proceeds from the sales into the acquisition of properties in markets that we believe have better long-term growth prospects.

Lakeline Station Joint Venture Investment
On June 3, 2022, we entered into a joint venture for the development of Lakeline Station, a to-be-built 378-unit community in Austin, TX. Site improvements began in June 2022 with completion of the project scheduled for May 2024. We have committed to invest an aggregate $29.7 million in this joint venture, of which $14.7 million was funded as of June 30, 2022.
Views of Music City Joint Venture Investment
On April 6, 2022, we purchased for $25.4 million the Views of Music City (Phase 1), a 96-unit community in Nashville, TN from one of our unconsolidated joint ventures. The property was developed by our joint venture partner and was completed in January 2022. The Views of Music City (Phase 1) has an average rent per occupied unit of $1,483 and a period end occupancy of 94.8%. The acquisition represents the exercise of our purchase option under the terms of the joint venture agreement entered into on September 3, 2021. Development of Phase 2, which consists of 209 units, is expected to be completed during Q4 2023.
Capital Expenditures
For the three months ended June 30, 2022, recurring capital expenditures for the total portfolio were $7.1 million, or $201 per unit. For the six months ended June 30, 2022, recurring capital expenditures for the total portfolio were $11.1 million, or $312 per unit.

Capital Markets

New $400 Million Term Loan

On July 25, 2022, we entered into an amended and restated credit agreement (the “Restated Credit Agreement”) which restructured our existing debt to provide for a new $400 million term loan with a January 28, 2028 maturity date (the “2028 Term Loan”), resulting in an aggregate increase, after debt repayments, of $100 million in borrowing capacity. Proceeds of the new 2028 Term Loan were used to (i) repay and retire $300 million of existing term loans maturing in 2024, and (ii) reduce $100 million of outstanding borrowings under our revolving credit facility. In addition, the Restated Credit Agreement changes the LIBOR interest rate option to SOFR for our entire $1.1 billion unsecured floating rate credit facility and otherwise continues, without material change, our $200 million term loan and our $500 million revolving credit facility, both of which mature in 2026.
At-the-Market Offering
On November 13, 2020 we entered into an equity distribution agreement pursuant to which we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $150 million (the “ATM Program”) in negotiated transactions or transactions that are deemed to be “at the market” offerings. Under the ATM Program, we may also enter into one or more forward sale transactions for the sale of shares of our common stock on a forward basis.

During the three months ended March 31, 2022, we entered into a forward sale transaction under the ATM Program for the forward sale of 1,000,000 shares of our common stock. We expect to physically settle the forward sale transaction by the maturity date (March 31, 2023) of the forward sale transaction. Assuming the forward sale transaction is physically settled in full utilizing the current forward sale price of $26.22 per share, we expect to receive proceeds, net of sales commissions, of approximately $26.2 million, subject to adjustment in accordance with the forward sale transaction.

No forward sale transactions under the ATM Program were entered into during the three months ended June 30, 2022. As of June 30, 2022, and in addition to the Q1 2022 forward sale of 1,000,000 shares, IRT sold an aggregate of 1,000,000 shares on a forward basis in Q4 2021 and these forward sales transactions have an outside maturity date in December 2022 and that, assuming these forward sales are physically settled in full at the current weighted average sales price of $23.49 per shares, IRT expects to receive proceeds, net of sales commissions of approximately $23.5 million.

Share Repurchase Authorization and Dividend Distribution
On May 18, 2022, our Board of Directors authorized a repurchase program of up to $250 million of the Company’s common stock and approved a quarterly dividend of $0.14 per share of IRT common stock, which represented a 17% increase in the dividend over the prior quarterly rate of $0.12 per share. This dividend was paid on July 22, 2022 to stockholders of record at the close of business on July 1, 2022.
2022 EPS and CFFO Guidance
We raised our 2022 full year guidance. Earnings per diluted share is projected to be in the range of $0.48 to $0.50. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance		Change at Midpoint
2022 Full Year EPS and CFFO Guidance (1)(2)	Low	High	Low	High
Earnings per share	$0.50	$0.52	$0.48	$0.50	$(0.02)
Adjustments:
Depreciation and amortization (3)	1.12	1.12	1.09	1.09	(0.03)
Gain on sale of real estate assets (4)	(0.58)	(0.58)	(0.51)	(0.51)	0.07
Core FFO per share	$1.04	$1.06	$1.06	$1.08	$0.02
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2022 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 228.0 million weighted average shares and units outstanding.
(3)Depreciation and amortization includes $53.3 million ($0.23 per share) of amortization related to STAR in-place lease intangibles that are a result of GAAP purchase accounting. These intangibles are expected to be amortized over less than one year.
(4)Gains on sale of real estate assets include the four asset sales that occurred during the first quarter of 2022 and the two properties identified as held for sale as of June 30, 2022.
2022 Guidance Assumptions
Our key guidance assumptions for 2022 are enumerated below. See definitions at the end of this release for further information regarding our same-store definitions.

Combined Same-Store Portfolio	Previous 2022 Outlook	Current 2022 Outlook (1)	Change at Midpoint
Number of properties/units	113 properties / 33,804 units	113 properties / 33,804 units	—
Property revenue growth	9.1% to 10.1%	10.7% to 11.1%	1.3%
Controllable operating expense growth	3.0% to 4.0%	4.2% to 5.2%	1.2%
Real estate tax and insurance expense growth	6.5% to 8.5%	8.6% to 9.2%	1.4%
Total operating expense growth	4.25% to 5.75%	5.9% to 6.7%	1.3%
Property NOI growth	11.5% to 13.5%	13.25% to 14.25%	1.25%

Corporate Expenses
General and administrative & Property management expenses	$48.0 to $51.0 million	$50.0 to $51.0 million	$1.0 million
Interest expense (2)	$98.0 to $100.0 million	$98.0 to $100.0 million	—

Transaction/Investment Volume (3)
Acquisition volume	$25 to $250 million	$25 to $250 million	—
Disposition volume	$157 to $400 million	$157 to $400 million	—

Capital Expenditures
Recurring	$18.5 to $21.5 million	$18.5 to $21.5 million	—
Value add & non-recurring	$42.5 to $47.5 million	$42.5 to $47.5 million	—
Development	$65.0 to $75.0 million	$65.0 to $75.0 million	—
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” below.
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.
(3)We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.
Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, July 28, 2022 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.200.6205, access code 994624. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A playback of the conference call can also be accessed telephonically until Thursday, August 4, 2022 by dialing 1.866.813.9403, access code 231272.

Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX, Nashville, TN, and Memphis, TN. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our operating performance and financial results, including our 2022 earnings guidance, timing and amount of future dividends, timing and terms of property acquisitions, dispositions, joint venture investments, developments and redevelopments and other capital expenditures, timing and terms of capital raising and other financing activity, lease pricing, revenue and expense growth, occupancy levels, supply levels, job growth, interest rates and other economic expectations, and anticipated benefits of our recently completed merger (the “STAR Merger”) with Steadfast Apartment REIT, Inc. (“STAR”), including as to the amount of synergies from the STAR Merger. Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: (i) risks related to the impact of COVID-19 and other potential outbreaks of infectious diseases on our financial condition, results of operations, cash flows and the impact of such risks on the financial condition of our residents and their ability to pay rent; (ii) the nature and duration of measures taken by federal, state and local government authorities to combat the spread of disease; (iii) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; (iv) uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; (v) increased costs on account of inflation; (vi) inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; (vii) legislative restrictions that may regulate rents or delay or limit collections of past due rents; (viii) risks endemic to real estate and the real estate industry generally; (ix) impairment charges; (x) the effects of natural and other disasters; (xi) delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; (xii) failure to realize the cost savings, synergies and other benefits expected to result from the STAR Merger; (xiii) unexpected costs or delays in integration of the IRT and STAR businesses; (xiv) unknown or unexpected liabilities related to the STAR Merger; (xv) unexpected costs of REIT qualification compliance; (xvi) unexpected changes in our intention or ability to repay certain debt prior to maturity; (xvii) inability to sell certain assets within the time frames or at the pricing levels expected; (xviii) costs and disruptions as the result of a cybersecurity incident or other technology disruption; and (xix) share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant.

FINANCIAL & OPERATING HIGHLIGHTS
Dollars in thousands, except per share data

	For the Three Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Selected Financial Information:
Operating Statistics:
Net (loss) income available to common shares	$(7,205)	$74,600	$28,615	$11,502	$3,386
(Loss) earnings per share -- diluted	$(0.03)	$0.34	$0.23	$0.11	$0.03
Rental and other property revenue	$154,643	$149,977	$76,803	$60,592	$57,286
Property operating expenses	$58,976	$55,883	$26,952	$23,164	$22,298
NOI	$95,667	$94,094	$49,851	$37,428	$34,988

NOI margin	61.9%	62.7%	64.9%	61.8%	61.1%

Adjusted EBITDA	$83,228	$81,375	$42,301	$31,432	$28,729
CORE FFO per share	$0.26	$0.25	$0.24	$0.21	$0.20
Dividends per share	$0.14	$0.12	$0.12	$0.12	$0.12

CORE FFO payout ratio	53.8%	48.0%	50.0%	57.1%	60.0%

Portfolio Data:
Total gross assets	$6,801,034	$6,731,377	$6,785,648	$2,114,743	$2,133,021
Total number of operating properties	120	119	123	57	58
Total units	35,594	35,498	36,831	16,109	16,261

Period end occupancy	95.7%	95.4%	95.6%	96.0%	95.6%
Total portfolio average occupancy	95.5%	95.2%	96.0%	96.1%	95.9%

Total portfolio average effective monthly rent, per unit	$1,414	$1,374	$1,329	$1,212	$1,171

Combined same store period end occupancy (a)	95.4%	95.5%	95.7%	96.2%	96.1%
Combined same store portfolio average occupancy (a)	95.5%	95.4%	96.0%	96.5%	96.2%

Combined same store portfolio average effective monthly rent, per unit (a)	$1,412	$1,373	$1,346	$1,305	$1,261
Capitalization:
Total debt (b)	$2,552,936	$2,542,088	$2,705,336	$996,270	$1,036,841
Common share price, period end	$20.73	$26.44	$25.83	$20.35	$18.23
Market equity capitalization	$4,729,580	$6,031,873	$5,882,410	$2,150,162	$1,926,218
Total market capitalization	$7,282,516	$8,573,961	$8,587,746	$3,146,432	$2,963,059

Total debt/total gross assets	37.5%	37.8%	39.9%	47.1%	48.6%
Net debt to Adjusted EBITDA (pro forma) (c)	7.4x	7.6x	7.7x	8.2x	8.5x
Interest coverage	4.0x	4.0x	3.9x	3.6x	3.4x

Common shares and OP Units:
Shares outstanding	222,060,280	221,163,391	220,753,735	105,106,714	105,109,649
OP units outstanding	6,091,171	6,970,993	6,981,841	552,360	552,360
Common shares and OP units outstanding	228,151,451	228,134,384	227,735,577	105,659,074	105,662,009
Weighted average common shares and OP units	227,964,753	227,778,484	127,046,225	107,094,044	102,584,809
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.
(b)Includes indebtedness associated with real estate held for sale.
(c)Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA multiples for the five quarters ended June 30, 2022 were 7.4x, 7.5x, 15.4x, 8.0x, and 9.1x, respectively.

BALANCE SHEETS
Dollars in thousands, except per share data

	As of
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Assets:
Real estate held for investment, at cost	$6,428,482	$6,382,324	$6,462,355	$1,904,760	$2,035,988
Less: accumulated depreciation	(329,903)	(283,666)	(243,475)	(223,244)	(231,866)
Real estate held for investment, net	6,098,579	6,098,658	6,218,880	1,681,516	1,804,122
Real estate held for sale	81,818	80,992	61,560	120,409	27,910
Real estate under development	61,777	48,959	41,777	—	—
Cash and cash equivalents	11,378	23,971	35,972	8,720	7,566
Restricted cash	31,017	26,789	29,699	6,138	6,441
Investment in unconsolidated real estate entities	54,178	43,541	24,999	13,561	10,205
Other assets	26,707	27,281	38,052	15,053	17,311
Derivative assets	21,162	12,944	2,488	1,168	853
Intangible assets, net	18	24,187	53,269	346	714
Total assets	$6,386,634	$6,387,322	$6,506,696	$1,846,911	$1,875,122
Liabilities and Equity:
Indebtedness, net	$2,506,375	$2,495,410	$2,705,336	$996,270	$1,036,841
Indebtedness associated with real estate held for sale, net	46,561	46,678	—	22,459	19,622
Accounts payable and accrued expenses	98,173	81,498	106,332	39,593	30,530
Accrued interest payable	6,891	6,955	7,175	1,708	1,909
Dividends payable	31,907	27,345	16,792	12,648	12,648
Derivative liabilities	—	128	11,896	17,492	19,386
Other liabilities	15,077	15,921	17,089	6,756	6,903
Total liabilities	2,704,984	2,673,935	2,864,620	1,096,926	1,127,839
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,221	2,212	2,208	1,051	1,051
Additional paid in capital	3,698,763	3,678,478	3,678,903	965,018	963,754
Accumulated other comprehensive income (loss)	18,430	9,958	(11,940)	(19,507)	(22,011)
Retained earnings (deficit)	(178,902)	(140,643)	(188,410)	(200,429)	(199,350)
Total shareholders' equity	3,540,512	3,550,005	3,480,761	746,133	743,444
Noncontrolling Interests	141,138	163,382	161,315	3,852	3,839
Total equity	3,681,650	3,713,387	3,642,076	749,985	747,283
Total liabilities and equity	$6,386,634	$6,387,322	$6,506,696	$1,846,911	$1,875,122

STATEMENTS OF OPERATIONS, FFO & CORE FFO
TRAILING FIVE QUARTERS
Dollars in thousands, except per share data

	For the Three-Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Revenue:
Rental and other property revenue	$154,643	$149,977	$76,803	$60,592	$57,286
Other revenue	120	385	113	188	158
Total revenue	154,763	150,362	76,916	60,780	57,444
Expenses:
Property operating expenses	58,976	55,883	26,952	23,164	22,298
Property management expenses	6,139	5,556	3,221	2,199	2,176
General and administrative expenses (a)	6,968	7,928	4,442	3,985	4,241
Depreciation and amortization expense	72,793	78,174	26,210	17,384	16,763
Casualty (gains) losses, net	(5,592)	(1,393)	—	—	—
Total expenses	139,284	146,148	60,825	46,732	45,478
Interest expense	(20,994)	(20,531)	(10,757)	(8,700)	(8,559)
Gain on sale of real estate assets, net	—	94,712	76,179	11,492	—
Loss on extinguishment of debt	—	—	(10,261)	—	—
Other income (expense)	294	443	—	—	—
Loss from investments in unconsolidated real estate entities	(871)	(63)	—	—	—
Merger and integration costs	(1,307)	(1,895)	(41,787)	(5,276)	—
Net (loss) income	$(7,399)	$76,880	$29,465	$11,564	$3,407
Loss (income) allocated to noncontrolling interests	194	(2,280)	(850)	(62)	(21)
Net (loss) income available to common shares	$(7,205)	$74,600	$28,615	$11,502	$3,386
EPS - basic	$(0.03)	$0.34	$0.23	$0.11	$0.03
Weighted-average shares outstanding - Basic	221,164,284	220,798,692	125,375,694	104,918,674	102,023,204
EPS - diluted	$(0.03)	$0.34	$0.23	$0.11	$0.03
Weighted-average shares outstanding - Diluted	221,164,284	222,045,286	126,675,551	107,668,675	102,923,924
Funds From Operations (FFO):
Net (loss) income	$(7,399)	$76,880	$29,465	$11,564	$3,407
Add-Back (Deduct):
Real estate depreciation and amortization	72,298	77,943	26,068	17,263	16,683
Real estate depreciation and amortization from investments in unconsolidated real estate entities	515	—	—	—	—
Gain on sale of real estate assets, net, excluding debt extinguishment costs	—	(94,712)	(78,490)	(11,788)	—
FFO	$65,414	$60,111	$(22,957)	$17,039	$20,090
FFO per share	$0.29	$0.26	$(0.18)	$0.16	$0.20
CORE Funds From Operations (CFFO):
FFO	$65,414	$60,111	$(22,957)	$17,039	$20,090
Add-Back (Deduct):
Other depreciation and amortization	495	231	142	121	80
Casualty (gains) losses, net	(5,592)	(1,393)	—	—	—
Loan (premium accretion) discount amortization, net	(2,741)	(2,754)	(501)	—	—
Prepayment penalties on asset dispositions	—	—	2,312	295	—
Loss on extinguishment of debt	—	—	10,261	—	—
Other income (expense)	(294)	(380)	—	—	—
Merger and integration costs	1,307	1,895	41,787	5,276	—
CFFO	$58,589	$57,710	$31,044	$22,731	$20,170
CFFO per share	$0.26	$0.25	$0.24	$0.21	$0.20
Weighted-average shares and units outstanding	227,966,261	227,778,484	127,046,225	107,094,044	102,584,809
(a)Included in the three months ended March 31, 2022 is $2.4 million of stock compensation expense recorded with respect to stock awards granted during the respective period to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CORE FFO
THREE AND SIX MONTHS ENDED JUNE 30, 2022 and 2021
Dollars in thousands, except per share data

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Rental and other property revenue	$154,643	$57,286	$304,621	$112,097
Other revenue	120	158	505	459
Total revenue	154,763	57,444	305,126	112,556
Expenses:
Property operating expenses	58,976	22,298	114,858	43,136
Property management expenses	6,139	2,176	11,696	4,119
General and administrative expenses (a)	6,968	4,241	14,896	10,183
Depreciation and amortization expense	72,793	16,763	150,966	33,315
Casualty (gains) losses, net	(5,592)	—	(6,985)	359
Total expenses	139,284	45,478	285,431	91,112
Interest expense	(20,994)	(8,559)	(41,525)	(16,944)
Gain on sale of real estate assets, net	—	—	94,712	—
Other income (expense)	294	—	736	—
Loss from investments in unconsolidated real estate entities	(871)	—	(934)	—
Merger and integration costs	(1,307)	—	(3,202)	—
Net (loss) income	(7,399)	3,407	69,482	4,500
Loss (income) allocated to noncontrolling interests	194	(21)	(2,087)	(28)
Net (loss) income available to common shares	$(7,205)	$3,386	$67,395	$4,472
EPS - basic	$(0.03)	$0.03	$0.30	$0.04
Weighted-average shares outstanding - Basic	221,164,284	102,023,204	220,982,714	101,847,876
EPS - diluted	$(0.03)	$0.03	$0.30	$0.04
Weighted-average shares outstanding - Diluted	221,164,284	102,923,924	222,033,857	102,822,099
Funds From Operations (FFO):
Net (loss) income	$(7,399)	$3,407	$69,482	$4,500
Add-Back (Deduct):
Real estate depreciation and amortization	72,298	16,683	150,241	33,155
Real estate depreciation and amortization from investments in unconsolidated real estate entities	515	—	515	—
Gain on sale of real estate assets, net, excluding debt extinguishment costs	—	—	(94,712)	—
FFO	$65,414	$20,090	$125,526	$37,655
FFO per share	$0.29	$0.20	$0.55	$0.37
CORE Funds From Operations (CFFO):
FFO	$65,414	$20,090	$125,526	$37,655
Add-Back (Deduct):
Other depreciation and amortization	495	80	725	160
Casualty (gains) losses, net	(5,592)	—	(6,985)	359
Loan (premium accretion) discount amortization, net	(2,741)	—	(5,495)	—
Other income (expense)	(294)	—	(673)	—
Merger and integration costs	1,307	—	3,202	—
CFFO	$58,589	$20,170	$116,300	$38,174
CFFO per share	$0.26	$0.20	$0.51	$0.37
Weighted-average shares and units outstanding	227,966,261	102,584,809	227,873,108	102,465,624
(a)Included in the three months ended March 31, 2022 is $2.4 million of stock compensation expense recorded with respect to stock awards granted during the respective period to retirement eligible employees.

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO
Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Net (loss) income	$(7,399)	$76,880	$29,465	$11,564	$3,407
Add-Back (Deduct):
Depreciation and amortization	72,793	78,174	26,210	17,384	16,763
Casualty (gains) losses, net	(5,592)	(1,393)	—	—	—
Interest expense	20,994	20,531	10,757	8,700	8,559
Gain on sale of real estate assets, net	—	(94,712)	(76,179)	(11,492)	—
Loss on extinguishment of debt	—	—	10,261	—	—
Merger and integration costs	1,307	1,895	41,787	5,276	—
Adjustments to reflect the Company's share of EBITDA of investments in unconsolidated real estate entities	1,125	—	—	—	—
Adjusted EBITDA	$83,228	$81,375	$42,301	$31,432	$28,729

INTEREST COST:
Interest expense	$20,994	$20,531	$10,757	$8,700	$8,559

INTEREST COVERAGE:	4.0x	4.0x	3.9x	3.6x	3.4x

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
ADJUSTED EBITDA:	2022	2021	2022	2021
Net (loss) income	$(7,399)	$3,407	$69,482	$4,500
Add-Back (Deduct):
Depreciation and amortization	72,793	16,763	150,966	33,315
Casualty (gains) losses, net	(5,592)	—	(6,985)	359
Interest expense	20,994	8,559	41,525	16,944
Gain on sale of real estate assets, net	—	—	(94,712)	—
Merger and integration costs	1,307	—	3,202	—
Adjustments to reflect the Company's share of EBITDA of investments in unconsolidated real estate entities	1,125	—	1,125	—
Adjusted EBITDA	$83,228	$28,729	$164,603	$55,118

INTEREST COST:
Interest expense	$20,994	$8,559	$41,525	$16,944

INTEREST COVERAGE:	4.0x	3.4x	4.0x	3.3x

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME
TRAILING FIVE QUARTERS
Dollars in thousands, except per unit data

	For the Three-Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Revenue:
Rental and other property revenue	$146,556	$141,706	$138,712	$136,563	$131,544
Property Operating Expenses:
Real estate taxes	19,351	18,726	16,488	16,143	18,917
Property insurance	3,002	2,784	3,027	3,170	2,712
Personnel expenses	12,248	12,052	12,233	12,064	11,758
Utilities	7,078	7,308	7,069	7,244	6,719
Repairs and maintenance	6,031	4,209	5,282	5,399	4,574
Contract services	5,126	4,722	4,787	4,915	4,726
Advertising expenses	1,223	1,180	1,323	1,334	1,308
Other expenses	1,762	1,556	1,489	1,488	1,515
Total property operating expenses	55,821	52,537	51,698	51,757	52,229
Combined same-store NOI (a)	$90,735	$89,169	$87,014	$84,806	$79,315

Combined same-store NOI margin	61.9%	62.9%	62.7%	62.1%	60.3%
Average occupancy	95.5%	95.4%	96.0%	96.5%	96.2%

Average effective monthly rent, per unit	$1,412	$1,373	$1,346	$1,305	$1,261
Reconciliation of combined same-store NOI to net income (loss):
Combined same-store portfolio NOI	$90,735	$89,169	$87,014	$84,806	$79,315
Combined non same-store NOI	4,932	4,925	7,923	7,054	5,179
Pre-Merger STAR Portfolio NOI	—	—	(45,086)	(54,432)	(49,506)
Other revenue	120	385	113	188	158
Property management expenses	(6,139)	(5,556)	(3,221)	(2,199)	(2,176)
General and administrative expenses	(6,968)	(7,928)	(4,442)	(3,985)	(4,241)
Depreciation and amortization expense	(72,793)	(78,174)	(26,210)	(17,384)	(16,763)
Casualty gains (losses), net	5,592	1,393	—	—	—
Interest expense	(20,994)	(20,531)	(10,757)	(8,700)	(8,559)
Gain on sale of real estate assets, net	—	94,712	76,179	11,492	—
Loss on extinguishment of debt	—	—	(10,261)	—	—
Other income (expense)	294	443	—	—	—
Loss from investments in unconsolidated real estate entities	(871)	(63)	—	—	—
Merger and integration costs	(1,307)	(1,895)	(41,787)	(5,276)	—
Net (loss) income	$(7,399)	$76,880	$29,465	$11,564	$3,407
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME
THREE AND SIX MONTHS ENDED JUNE 30, 2022 and 2021
Dollars in thousands, except per unit data

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2022	2021	% change	2022	2021	% change
Revenue:
Rental and other property revenue	$146,556	$131,544	11.4%	$288,262	$259,211	11.2%
Property Operating Expenses:
Real estate taxes	19,351	18,917	2.3%	38,077	37,050	2.8%
Property insurance	3,002	2,712	10.7%	5,786	5,373	7.7%
Personnel expenses	12,248	11,758	4.2%	24,300	23,218	4.7%
Utilities	7,078	6,719	5.3%	14,386	13,926	3.3%
Repairs and maintenance	6,031	4,574	31.9%	10,241	8,824	16.1%
Contract services	5,126	4,726	8.5%	9,848	9,091	8.3%
Advertising expenses	1,223	1,308	(6.6)%	2,402	2,566	(6.4)%
Other expenses	1,762	1,515	16.3%	3,317	3,102	6.9%
Total property operating expenses	55,821	52,229	6.9%	108,358	103,149	5.0%
Combined same-store NOI (a)	$90,735	$79,315	14.4%	$179,904	$156,062	15.3%

Combined same-store NOI margin	61.9%	60.3%	1.6%	62.4%	60.2%	2.2%
Average occupancy	95.5%	96.2%	(0.7)%	95.4%	95.7%	(0.3)%

Average effective monthly rent, per unit	$1,412	$1,261	12.0%	$1,392	$1,252	11.2%
Reconciliation of combined same-store NOI to net income (loss):
Combined same-store portfolio NOI	$90,735	$79,315		$179,904	$156,062
Combined non same-store NOI	4,932	5,179		9,859	9,984
Pre-Merger STAR Portfolio NOI	—	(49,506)		—	(97,085)
Other revenue	120	158		505	459
Property management expenses	(6,139)	(2,176)		(11,696)	(4,119)
General and administrative expenses	(6,968)	(4,241)		(14,896)	(10,183)
Depreciation and amortization expense	(72,793)	(16,763)		(150,966)	(33,315)
Casualty gains (losses), net	5,592	—		6,985	(359)
Interest expense	(20,994)	(8,559)		(41,525)	(16,944)
Gain on sale of real estate assets, net	—	—		94,712	—
Other income (expense)	294	—		736	—
Loss from investments in unconsolidated real estate entities	(871)	—		(934)	—
Merger and integration costs	(1,307)	—		(3,202)	—
Net (loss) income	$(7,399)	$3,407		$69,482	$4,500
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.

NET OPERATING INCOME BRIDGE
TRAILING FIVE QUARTERS
Dollars in thousands

	For the Three Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Rental and other property revenue
Combined same-store (a)	$146,556	$141,706	$138,712	$136,563	$131,544
Combined non same-store	8,087	8,271	12,546	12,517	9,260
Total rental and other property revenue	154,643	149,977	151,258	149,080	140,803
Property operating expenses
Combined same-store (a)	55,821	52,537	51,698	51,757	52,229
Combined non same-store	3,155	3,346	4,623	5,463	4,081
Total property operating expenses	58,976	55,883	56,321	57,220	56,310
NOI
Combined same-store (a)	90,735	89,169	87,014	84,806	79,315
Combined non same-store	4,932	4,925	7,923	7,054	5,179
Total property NOI	$95,667	$94,094	$94,937	$91,860	$84,494
Reconciliation of NOI to net income (loss)
Total property NOI	$95,667	$94,094	$94,937	$91,860	$84,494
Pre-Merger STAR Portfolio NOI	—	—	(45,086)	(54,432)	(49,506)
Other revenue	120	385	113	188	158
Property management expenses	(6,139)	(5,556)	(3,221)	(2,199)	(2,176)
General and administrative expenses	(6,968)	(7,928)	(4,442)	(3,985)	(4,241)
Depreciation and amortization expense	(72,793)	(78,174)	(26,210)	(17,384)	(16,763)
Casualty gains (losses), net	5,592	1,393	—	—	—
Interest expense	(20,994)	(20,531)	(10,757)	(8,700)	(8,559)
Gain on sale of real estate assets, net	—	94,712	76,179	11,492	—
Loss on extinguishment of debt	—	—	(10,261)	—	—
Other income (expense)	294	443	—	—	—
Loss from investments in unconsolidated real estate entities	(871)	(63)	—	—	—
Merger and integration costs	(1,307)	(1,895)	(41,787)	(5,276)	—
Net (loss) income	$(7,399)	$76,880	$29,465	$11,564	$3,407
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
THREE MONTHS ENDED JUNE 30, 2022
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Atlanta, GA	13	5,180	$23,228	$20,784	11.8%	$8,785	$7,439	18.1%	$14,444	$13,344	8.2%	94.6%	96.7%	(2.1)%	$1,509	$1,318	14.5%
Dallas, TX	13	3,685	18,558	16,715	11.0%	8,521	7,827	8.9%	10,037	8,888	12.9%	96.0%	96.2%	(0.3)%	1,640	1,481	10.7%
Denver, CO	9	2,292	11,195	10,151	10.3%	3,492	3,496	(0.1)%	7,703	6,656	15.7%	95.6%	95.8%	(0.1)%	1,592	1,455	9.4%
Columbus, OH	10	2,510	9,813	8,758	12.0%	3,872	3,963	(2.3)%	5,941	4,795	23.9%	95.6%	95.9%	(0.3)%	1,262	1,147	10.0%
Indianapolis, IN	8	2,256	8,441	7,596	11.1%	3,537	3,371	4.9%	4,905	4,225	16.1%	94.9%	96.6%	(1.7)%	1,219	1,081	12.7%
Oklahoma City, OK	8	2,147	7,370	6,612	11.5%	2,512	2,408	4.3%	4,858	4,204	15.6%	96.5%	96.7%	(0.2)%	1,078	964	11.8%
Raleigh - Durham, NC	6	1,690	7,210	6,435	12.0%	2,395	2,223	7.7%	4,814	4,212	14.3%	96.2%	96.1%	—%	1,367	1,211	12.9%
Houston, TX	7	1,932	8,001	7,647	4.6%	3,915	3,560	10.0%	4,086	4,087	—%	95.3%	96.4%	(1.0)%	1,373	1,280	7.3%
Memphis, TN	4	1,383	5,905	5,324	10.9%	2,006	1,808	11.0%	3,898	3,516	10.9%	94.3%	96.9%	(2.7)%	1,434	1,240	15.6%
Nashville, TN	3	1,236	5,649	5,025	12.4%	1,929	1,900	1.5%	3,720	3,125	19.0%	96.3%	96.1%	0.2%	1,478	1,310	12.8%
Tampa-St. Petersburg, FL	4	1,104	5,409	4,595	17.7%	2,076	1,824	13.8%	3,333	2,770	20.3%	94.7%	95.1%	(0.4)%	1,613	1,353	19.2%
Birmingham, AL	2	1,074	4,689	4,158	12.8%	1,911	1,600	19.4%	2,779	2,558	8.6%	96.0%	94.8%	1.2%	1,393	1,271	9.6%
Louisville, KY	4	1,150	4,326	3,893	11.1%	1,792	1,826	(1.9)%	2,534	2,067	22.6%	94.7%	93.3%	1.4%	1,173	1,075	9.2%
Lexington, KY	3	886	3,473	3,041	14.2%	1,068	1,034	3.3%	2,405	2,007	19.8%	97.1%	97.4%	(0.3)%	1,194	1,054	13.2%
Huntsville, AL	2	599	2,609	2,451	6.4%	789	655	20.5%	1,820	1,796	1.3%	96.4%	98.1%	(1.7)%	1,417	1,301	8.9%
Cincinnati, OH	2	542	2,525	2,138	18.1%	711	788	(9.8)%	1,813	1,350	34.4%	96.9%	96.2%	0.7%	1,443	1,277	13.0%
Charleston, SC	2	518	2,391	2,189	9.2%	737	970	(24.0)%	1,654	1,219	35.7%	96.7%	95.3%	1.3%	1,478	1,328	11.3%
Myrtle Beach, SC - Wilmington, NC	3	628	2,425	2,144	13.1%	792	716	10.6%	1,633	1,428	14.3%	96.2%	95.6%	0.7%	1,257	1,092	15.1%
Greenville, SC	1	702	2,401	2,166	10.9%	910	897	1.5%	1,491	1,270	17.4%	94.9%	94.4%	0.5%	1,160	1,035	12.1%
Chicago, IL	1	374	1,965	1,724	14.0%	682	680	0.2%	1,283	1,043	23.0%	96.2%	95.1%	1.1%	1,679	1,540	9.0%
Orlando, FL	1	297	1,414	1,363	3.7%	589	546	7.8%	825	817	1.0%	95.5%	97.1%	(1.6)%	1,609	1,451	10.9%
San Antonio, TX	1	306	1,431	1,236	15.8%	643	682	(5.7)%	788	554	42.1%	95.4%	95.9%	(0.5)%	1,467	1,300	12.9%
Charlotte, NC	1	208	1,133	1,001	13.2%	396	348	13.7%	737	652	13.0%	96.1%	95.3%	0.8%	1,692	1,511	12.0%
Austin, TX	1	256	1,281	1,078	18.8%	549	533	3.0%	731	544	34.3%	96.5%	92.6%	3.9%	1,603	1,443	11.1%
Asheville, NC	1	252	1,010	907	11.4%	288	290	(0.8)%	722	617	17.1%	96.5%	98.8%	(2.2)%	1,321	1,157	14.2%
Fort Wayne, IN	1	222	936	802	16.7%	299	235	27.6%	637	568	12.2%	96.0%	98.2%	(2.2)%	1,346	1,176	14.5%
Norfolk, VA	1	183	934	900	3.8%	304	277	9.7%	631	623	1.2%	94.6%	98.3%	(3.7)%	1,775	1,577	12.5%
Chattanooga, TN	1	192	834	710	17.4%	321	331	(3.3)%	513	379	35.4%	96.5%	97.8%	(1.3)%	1,364	1,166	17.0%
Total / Weighted Average	113	33,804	$146,556	$131,544	11.4%	$55,821	$52,229	6.9%	$90,735	$79,315	14.4%	95.5%	96.2%	(0.7)%	$1,412	$1,261	12.0%

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
SIX MONTHS ENDED JUNE 30, 2022
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Atlanta, GA	13	5,180	$45,471	$40,819	11.4%	$16,377	$14,793	10.7%	$29,094	$26,026	11.8%	94.6%	96.3%	(1.7)%	$1,484	$1,306	13.6%
Dallas, TX	13	3,685	36,616	33,082	10.7%	16,195	15,564	4.0%	20,422	17,518	16.6%	96.0%	95.7%	0.3%	1,620	1,480	9.4%
Denver, CO	9	2,292	22,052	19,919	10.7%	6,829	6,810	0.3%	15,222	13,109	16.1%	95.6%	95.2%	0.3%	1,573	1,442	9.1%
Columbus, OH	10	2,510	19,312	17,236	12.0%	7,515	7,648	(1.7)%	11,796	9,589	23.0%	95.8%	95.1%	0.6%	1,248	1,141	9.4%
Indianapolis, IN	8	2,256	16,747	15,017	11.5%	6,707	6,294	6.6%	10,040	8,722	15.1%	95.2%	96.5%	(1.3)%	1,204	1,072	12.3%
Oklahoma City, OK	8	2,147	14,454	13,041	10.8%	4,965	4,873	1.9%	9,489	8,169	16.2%	95.9%	96.3%	(0.3)%	1,066	960	11.1%
Raleigh - Durham, NC	6	1,690	13,951	12,757	9.4%	4,838	4,329	11.7%	9,113	8,427	8.1%	95.7%	95.9%	(0.2)%	1,344	1,207	11.4%
Houston, TX	7	1,932	15,956	15,086	5.8%	7,703	7,436	3.6%	8,252	7,650	7.9%	94.9%	96.0%	(1.1)%	1,356	1,278	6.1%
Memphis, TN	4	1,383	11,453	10,435	9.8%	3,904	3,603	8.3%	7,549	6,831	10.5%	94.2%	96.8%	(2.6)%	1,403	1,224	14.7%
Nashville, TN	3	1,236	11,142	9,964	11.8%	3,836	3,713	3.3%	7,306	6,251	16.9%	96.0%	95.7%	0.3%	1,459	1,305	11.8%
Tampa-St. Petersburg, FL	4	1,104	10,489	8,896	17.9%	4,049	3,634	11.4%	6,440	5,263	22.4%	94.5%	94.4%	0.2%	1,572	1,332	18.0%
Birmingham, AL	2	1,074	9,292	8,370	11.0%	3,548	3,308	7.3%	5,744	5,062	13.5%	94.9%	94.6%	0.3%	1,395	1,275	9.4%
Louisville, KY	4	1,150	8,606	7,666	12.3%	3,596	3,368	6.8%	5,010	4,299	16.5%	94.9%	92.9%	2.0%	1,165	1,065	9.3%
Lexington, KY	3	886	6,826	5,928	15.1%	2,251	2,165	4.0%	4,575	3,763	21.6%	96.2%	96.4%	(0.1)%	1,180	1,038	13.7%
Huntsville, AL	2	599	5,168	4,867	6.2%	1,504	1,216	23.7%	3,664	3,651	0.3%	96.4%	97.8%	(1.4)%	1,406	1,287	9.2%
Cincinnati, OH	2	542	4,975	4,180	19.0%	1,559	1,573	(0.9)%	3,416	2,607	31.0%	96.9%	95.6%	1.3%	1,428	1,268	12.6%
Myrtle Beach, SC - Wilmington, NC	3	628	4,712	4,142	13.8%	1,503	1,370	9.7%	3,209	2,772	15.8%	96.4%	95.1%	1.4%	1,217	1,074	13.3%
Charleston, SC	2	518	4,668	4,323	8.0%	1,673	1,894	(11.7)%	2,995	2,429	23.3%	96.6%	95.5%	1.1%	1,443	1,323	9.1%
Greenville, SC	1	702	4,747	4,260	11.4%	1,765	1,797	(1.8)%	2,982	2,463	21.1%	95.1%	93.8%	1.3%	1,145	1,029	11.3%
Chicago, IL	1	374	3,842	3,383	13.5%	1,452	1,364	6.5%	2,390	2,020	18.3%	95.8%	94.6%	1.1%	1,662	1,531	8.5%
Orlando, FL	1	297	2,786	2,665	4.5%	1,151	1,092	5.4%	1,635	1,573	3.9%	96.1%	96.6%	(0.5)%	1,571	1,444	8.8%
San Antonio, TX	1	306	2,875	2,420	18.8%	1,259	1,239	1.6%	1,616	1,182	36.7%	96.1%	93.2%	3.0%	1,461	1,296	12.8%
Charlotte, NC	1	208	2,237	2,025	10.5%	743	665	11.8%	1,494	1,360	9.8%	96.1%	95.6%	0.5%	1,667	1,512	10.2%
Austin, TX	1	256	2,538	2,177	16.6%	1,074	1,095	(2.0)%	1,465	1,082	35.4%	96.7%	93.5%	3.2%	1,585	1,433	10.6%
Asheville, NC	1	252	1,987	1,795	10.7%	560	552	1.3%	1,427	1,242	14.9%	97.1%	97.9%	(0.7)%	1,296	1,153	12.5%
Norfolk, VA	1	183	1,876	1,761	6.5%	576	573	0.4%	1,300	1,188	9.4%	95.1%	97.6%	(2.5)%	1,753	1,549	13.2%
Fort Wayne, IN	1	222	1,856	1,598	16.2%	606	531	14.1%	1,250	1,067	17.2%	95.3%	97.5%	(2.2)%	1,330	1,166	14.0%
Chattanooga, TN	1	192	1,629	1,398	16.6%	621	651	(4.6)%	1,008	747	35.0%	96.9%	97.7%	(0.7)%	1,346	1,150	17.0%
Total / Weighted Average	113	33,804	$288,262	$259,211	11.2%	$108,358	$103,149	5.0%	$179,904	$156,062	15.3%	95.4%	95.7%	(0.3)%	$1,392	$1,252	11.2%

TOTAL PORTFOLIO NOI EXPOSURE BY MARKET
Dollars in thousands, except rent per unit

					For the Three Months Ended June 30, 2022
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,052,005	95.1%	$1,510	$14,444	15.1%
Dallas, TX	14	4,007	844,430	96.0%	1,652	11,074	11.6%
Denver, CO (1)	9	2,292	600,811	96.3%	1,590	7,703	8.1%
Columbus, OH	10	2,510	362,658	95.4%	1,262	5,941	6.2%
Indianapolis, IN	8	2,256	321,982	95.2%	1,218	4,905	5.1%
Oklahoma City, OK	8	2,147	314,376	96.3%	1,083	4,858	5.1%
Raleigh - Durham, NC	6	1,690	253,345	96.7%	1,366	4,814	5.0%
Nashville, TN	5	1,508	363,042	96.7%	1,491	4,459	4.7%
Houston, TX	7	1,932	321,372	95.4%	1,376	4,086	4.3%
Memphis, TN	4	1,383	157,099	94.1%	1,436	3,898	4.1%
Tampa-St. Petersburg, FL	4	1,104	190,063	95.4%	1,614	3,333	3.5%
Louisville, KY	5	1,550	192,615	94.4%	1,131	3,293	3.4%
Birmingham, AL	2	1,074	231,529	96.1%	1,392	2,779	2.9%
Huntsville, AL	3	873	189,963	96.5%	1,459	2,648	2.8%
Lexington, KY	3	886	159,374	98.4%	1,196	2,405	2.5%
Cincinnati, OH	2	542	121,656	96.9%	1,413	1,813	1.9%
Charleston, SC	2	518	81,001	95.9%	1,478	1,654	1.7%
Myrtle Beach, SC - Wilmington, NC	3	628	67,086	95.7%	1,261	1,633	1.7%
Charlotte, NC	2	480	109,291	96.2%	1,583	1,596	1.7%
Greenville, SC	1	702	122,868	94.4%	1,151	1,491	1.6%
Chicago, IL	1	374	89,929	96.8%	1,683	1,283	1.3%
Orlando, FL	1	297	50,006	94.3%	1,616	825	0.9%
San Antonio, TX	1	306	56,997	96.7%	1,459	788	0.8%
Austin, TX	1	256	54,474	96.5%	1,599	731	0.8%
Asheville, NC	1	252	29,161	95.2%	1,325	722	0.8%
Terra Haute, IN	1	250	45,930	90.4%	1,417	648	0.7%
Fort Wayne, IN	1	222	44,026	95.9%	1,347	637	0.7%
Norfolk, VA	1	183	53,918	94.0%	1,776	631	0.7%
Chattanooga, TN	1	192	36,860	98.4%	1,367	513	0.5%
Total / Weighted Average	120	35,594	$6,517,867	95.7%	$1,414	$95,605	100.0%
(1)Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.

VALUE ADD SUMMARY
PROJECT LIFE TO DATE AS OF JUNE 30, 2022

								Renovation Costs per Unit (b)
Property	Market	% Complete	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs (c)	ROI - Total Costs (d)

Ongoing
The Commons at Canal Winchester	Columbus, OH	82.6%	264	218	203	$216	24.6%	$10,563	$402	$10,965	24.5%	23.7%
Stonebridge Crossing	Memphis, TN	82.2%	500	411	402	156	18.4%	10,153	1,131	11,285	18.7%	16.6%
Vantage at Hillsborough	Tampa-St. Petersburg, FL	80.5%	348	280	272	206	17.7%	13,958	2,155	16,113	18.6%	15.4%
Avalon Oaks	Columbus, OH	75.7%	235	178	173	305	32.4%	11,298	1,021	12,319	33.7%	29.7%
Lucerne	Tampa-St. Petersburg, FL	73.9%	276	204	201	258	23.3%	13,278	634	13,912	24.5%	22.2%
Waterford Landing	Atlanta, GA	70.4%	260	183	177	239	33.2%	8,621	685	9,306	33.1%	30.8%
North Park	Atlanta, GA	67.0%	224	150	145	218	33.0%	7,938	268	8,206	32.8%	31.9%
Rocky Creek	Tampa-St. Petersburg, FL	52.7%	264	139	138	415	39.5%	12,583	960	13,543	41.8%	36.7%
Walnut Hill	Memphis, TN	44.2%	362	160	156	481	43.5%	13,268	807	14,074	50.9%	41.0%
Thornhill	Raleigh-Durham, NC	40.6%	318	129	125	201	16.8%	14,393	1,046	15,439	18.8%	15.7%
Collier Park	Columbus, OH	9.5%	232	22	20	338	33.6%	12,079	660	12,739	38.5%	31.8%
Bayview Club	Indianapolis, IN	5.9%	236	14	13	297	28.8%	12,390	805	13,195	39.5%	27.0%
Augusta	Oklahoma City, OK	3.0%	197	6	14	223	19.2%	13,937	805	14,742	23.2%	18.2%
Total / Weighted Average		56.4%	3,716	2,094	2,039	$251	26.1%	$11,538	$986	$12,524	27.9%	24.1%

Future (e)
Invitational	Oklahoma City, OH	—	344	—	—	—	—	—	—	—	—	—
Fox Trails	Dallas, TX	—	286	—	—	—	—	—	—	—	—	—
Hilliard Grand	Columbus, OH	—	314	—	—	—	—	—	—	—	—	—
Canyon Resort	Austin, TX	—	256	—	—	—	—	—	—	—	—	—
The Pointe at Vista Ridge	Dallas, TX	—	300	—	—	—	—	—	—	—	—	—
Landings of Brentwood	Nashville, TN	—	724	—	—	—	—	—	—	—	—	—
Jefferson at the Perimeter	Atlanta, GA	—	504	—	—	—	—	—	—	—	—	—
Park Valley	Atlanta, GA	—	496	—	—	—	—	—	—	—	—	—
Total / Weighted Average		—	3,224	—	—	—	—	—	—	—	—	—

Completed (f)
The Village at Auburn	Raleigh-Durham, NC	99.1%	328	325	309	184	15.3%	14,462	2,108	16,571	15.3%	13.3%
Jamestown	Louisville, KY	97.3%	296	288	284	279	21.4%	15,612	5,161	20,773	21.6%	16.1%
Oxmoor	Louisville, KY	91.4%	432	395	389	180	14.1%	15,324	127	15,450	14.1%	14.0%
Pointe at Canyon Ridge	Atlanta, GA	90.5%	494	447	435	176	23.3%	9,041	1,773	10,815	23.0%	19.5%
Arbors River Oaks	Memphis, TN	88.5%	191	169	166	263	28.5%	11,083	561	11,643	28.8%	27.1%
Schirm Farms	Columbus, OH	88.3%	264	233	226	101	15.5%	7,798	613	8,411	15.5%	14.4%
Brunswick Point	Wilmington, NC	87.5%	288	252	246	65	11.0%	7,102	56	7,158	10.9%	10.9%
Total / Weighted Average		92.0%	2,293	2,109	2,055	$178	18.2%	$11,750	$1,549	$13,299	18.1%	16.0%

Grand Total / Weighted Average	Current Total / Weighted Average		9,233	4,203	4,094	$234	24.1%	$11,644	$1,269	$12,913	24.8%	21.7%

Sold/Held for Sale Properties (g)			1,212	807	793	$152	17.9%	$10,213	$2,612	$12,825	19.1%	14.3%

(a) The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.
(b)Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.
(c)Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)Renovation projects at Invitational, Jefferson at the Perimeter, and the Hilliard Grand commenced during early Q3 2022. Renovation projects at Fox Trails, Canyon Resort, The Pointe at Vista Ridge, Landings of Brentwood, and Park Valley are expected to commence during the second half of 2022.
(f)We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.
(g)Includes Meadows that was classified as held for sale as of June 30, 2022 and Haverford, Crestmont and Creekside that were formerly a part of the value add program but were sold in February 2022 (with respect to Haverford) and December 2021 (with respect to Crestmont and Creekside).

INVESTMENT AND DEVELOPMENT ACTIVITY
Dollars in thousands with respect to Contract Price and Price per Unit

2022 ACQUISITIONS

Property	Market	Units	Acquisition Date	Purchase Price	Price per Unit	Average Rent Per Unit
Views of Music City (Phase I)	Nashville, TN	96	April 6, 2022	$25,440	$265	$1,483

2022 DISPOSITIONS

Property	Location	Units	Disposition Date	Sale Price	Price per Unit	Average Rent Per Unit
Riverchase	Indianapolis, IN	216	January 18, 2022	$31,000	$144	$1,028
Heritage Park	Oklahoma City, OK	453	February 2, 2022	48,500	107	767
Raindance	Oklahoma City, OK	504	February 2, 2022	47,500	94	669
Haverford	Louisville, KY	160	February 2, 2022	31,050	194	1,146
Total		1,333		$158,050	$119	$818

ASSETS HELD FOR SALE AS OF JUNE 30, 2022

Property	Location	Units
Meadows Apartments	Louisville, KY	400
Sycamore Terrace	Terra Haute, IN	250
Total		650

REAL ESTATE UNDER DEVELOPMENT

				Projected			Development Costs
Property	Location	Planned Units	Start Date	Initial Occupancy Date	Completion Date	Stabilization Date	Total Estimated	Total through 6/30/22	Remaining
Destination at Arista	Denver, CO	325	3Q 2021	2Q 2023	4Q 2023	1Q 2025	$101,900	$51,392	$50,508
Flatirons Apartments (a)	Denver, CO	296	3Q 2022	3Q 2024	3Q 2024	2Q 2026	120,561	10,385	110,176
Total		621					$222,461	$61,777	$160,684

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

Property	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Remaining Expected IRT Investment	Carrying Value of IRT’s Investment
Metropolis at Innsbrook	Richmond, VA	402	Q2 2023	$83,383	$64,000	84.8%	$—	$16,968
Views of Music City II / The Jackson (b)	Nashville, TN	408	Q4 2022 & Q4 2023	66,079	43,275	50.0%	4,113	6,887
Virtuoso (c)	Huntsville, AL	400	Q3 2022	127,500	86,381	90.0%	21,460	15,640
Lakeline Station	Austin, TX	378	Q2 2024	109,524	76,500	90.0%	15,083	14,683
Total		1,588		$386,486	$270,156		$40,656	$54,178
(a)Initial start date of development at Flatirons will be evaluated given market conditions.
(b)Views of Music City Phase Two consists of 209 units with an estimated delivery date of Q4 2023. The Jackson consists of 199 units with an estimated delivery date of year-end 2022.
(c)Virtuoso consists of 178 Phase One single family homes acquired by the joint venture on March 31, 2022. Additionally, 222 Phase Two single family homes are estimated to be completed and acquired by the joint venture in the third quarter of 2022.

DEBT SUMMARY AS OF JUNE 30, 2022
Dollars in thousands

	Amount	Weighted Average Rate (d)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (a)	$132,003	2.8%	Floating	3.6
Unsecured term loans (b)	500,000	2.7%	Floating	2.7
Secured credit facilities (c)	635,128	4.1%	Floating/Fixed	6.4
Mortgages	1,234,932	3.9%	Fixed	5.7
Total Principal	2,502,063	3.6%		5.2
Loan premiums (discounts), net	66,091
Unamortized deferred financing costs	(15,218)
Total Debt	2,552,936
Market Equity Capitalization, at period end	4,729,580
Total Capitalization	$7,282,516
(a)Unsecured revolver total capacity is $500,000, of which $132,003 was drawn as of June 30, 2022. The maturity date of borrowings under the unsecured revolver is January 31, 2026. Proceeds from the new 2028 Term Loan entered into on July 25, 2022 were used to reduce $100,000 of outstanding borrowings under the unsecured revolver.
(b)Consisted of a (i) $200,000 unsecured term loan with a maturity date of January 17, 2024, a (ii) $100,000 unsecured term loan with a maturity date of November 20, 2024, and a (iii) $200,000 unsecured term loan with a maturity date of May 18, 2026. On July 25, 2022, we entered into the Restated Credit Agreement to provide for a new unsecured $400 million term loan with a maturity date of January 28, 2028 and change the LIBOR rate option to SOFR. Proceeds of the new $400 million term loan were used to repay and retire the $200 million and $100 million unsecured term loans with maturity dates in 2024.
(c)Consists of a (i) $558,880 secured credit facility, three tranches of which, in an aggregate principal amount of $518,412, have a maturity date of August 1, 2028 and the fourth tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,248 secured credit facility with a maturity date of July 1, 2030.
(d)Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. Our total weighted average effective interest rate during the three months ended June 30, 2022, after giving effect to the impact of interest rate swaps and collars, and excluding the impact of loan premium amortization and discount accretion was 3.8%.
(e)As of June 30, 2022, we maintained the following hedges that have effectively fixed a portion of our floating rates debt. The forward starting collars were entered into on July 12, 2022.
(f)The debt maturity schedule reflects the maturities of our debt instruments after the impact of the new $400 million term loan and the use of proceeds to repay existing indebtedness.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Collar	$100,000	11/17/2017	11/17/2024	—	1.25%	2.00%
Collar	$150,000	10/17/2018	1/17/2024	—	2.25%	2.50%
Swap	$150,000	6/17/2021	6/17/2026	2.176%	—	—
Swap	$150,000	5/17/2022	5/17/2027	0.985%	—	—
Forward starting collar	$100,000	1/17/2024	1/17/2028	—%	1.50%	2.50%
Forward starting collar	$100,000	11/17/2024	1/17/2028	—%	1.50%	2.50%

DEBT COVENANT AND UNENCUMBERED ASSET STATS AS OF JUNE 30, 2022
Dollars in thousands
Debt Covenant Summary (a)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	34.1%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	3.4x	Yes
Unsecured leverage ratio	≤ 60%	21.2%	Yes
(a)For a complete listing of all debt covenants along with definitions of each covenant calculation see the Fourth Amended, Restated and Consolidated Credit Agreement, which is included as exhibit 10.1 of the Form 8-K filed on July 27, 2022.
Encumbered & Unencumbered Statistics

	Total Units	% of Total	Gross Assets	% of Total	Q2 2022 NOI	% of Total
Unencumbered assets	17,582	49.4%	$3,150,274	46.3%	$46,828	49.0%
Encumbered assets	18,012	50.6%	3,650,760	53.7%	48,777	51.0%
	35,594	100.0%	$6,801,034	100.0%	$95,605	100.0%

DEFINITIONS
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses and similar items including those recognized within income (loss) from investments in unconsolidated real estate entities. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization, debt extinguishment costs, and merger and integration costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other

GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (Dollars in thousands).
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Total debt	$2,552,936	$2,542,088	$2,705,336	$1,018,729	$1,056,463
Less: cash and cash equivalents	(11,378)	(23,971)	(35,972)	(8,720)	(7,566)
Less: loan discounts and premiums, net	(66,091)	(68,832)	(71,586)	—	—
Total net debt	$2,475,467	$2,449,285	$2,597,778	$1,010,009	$1,048,897
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs, property management expenses, general administrative expenses, interest expense, and net gains on sale of assets.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same-store portfolio. Because our portfolio of properties changed significantly as a result of our STAR Merger, which closed on December 16, 2021, we may also present, as described below, information on the IRT Same-Store Portfolio, STAR Same-Store Portfolio and Combined Same-Store Portfolio.
IRT Same-Store Portfolio
IRT Same-Store Portfolio represents the 48 properties that IRT owned and consolidated as of January 1, 2021 and through June 30, 2022 (other than properties held for sale as of June 30, 2022).
STAR Same-Store Portfolio
STAR Same-Store Portfolio represents the 65 properties that STAR owned and consolidated as of January 1, 2021 and that, following the consummation of the Merger on December 16, 2021, continued to be owned and consolidated by IRT through June 30, 2022 (other than properties held for sale as of June 30, 2022).

Combined Same-Store Portfolio
Combined Same-Store Portfolio represents the combination of the IRT Same-Store Portfolio and the STAR Same-Store Portfolio considered as a single portfolio of 113 properties.
Pre-Merger STAR Portfolio NOI
In order to reconcile Combined Same-Store NOI to net income for periods prior to our December 16, 2021 merger with STAR, our reconciliation excludes NOI generated by the STAR Portfolio because IRT did not own these properties prior to December 16, 2021.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Total assets	$6,386,634	$6,387,322	$6,506,696	$1,846,911	$1,875,122
Plus: accumulated depreciation (a)	337,338	291,199	254,123	247,563	237,684
Plus: accumulated amortization	77,062	52,856	24,829	20,269	20,215
Total gross assets	$6,801,034	$6,731,377	$6,785,648	$2,114,743	$2,133,021
(a)Includes accumulated depreciation associated with real estate held for sale.

APPENDIX A
COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 and 2021
Dollars in thousands, except per unit data

	IRT Same-Store Portfolio (a)			STAR Same-Store Portfolio (b)			Combined Same-Store (c)
	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change
Revenue:
Rental and other property revenue	$54,627	49,178	11.1%	91,929	$82,365	11.6%	$146,556	$131,544	11.4%
Property Operating Expenses:
Real estate taxes	6,214	6,246	(0.5)%	13,137	12,671	3.7%	19,351	18,917	2.3%
Property insurance	1,212	1,096	10.6%	1,790	1,616	10.7%	3,002	2,712	10.7%
Personnel expenses	4,751	4,316	10.1%	7,497	7,442	0.7%	12,248	11,758	4.2%
Utilities	2,560	2,267	12.9%	4,518	4,452	1.5%	7,078	6,719	5.3%
Repairs and maintenance	2,467	2,011	22.7%	3,564	2,563	39.0%	6,031	4,574	31.9%
Contract services	1,985	1,890	5.0%	3,140	2,836	10.7%	5,126	4,726	8.5%
Advertising expenses	550	496	10.9%	673	812	(17.2)%	1,223	1,308	(6.6)%
Other expenses	654	528	23.9%	1,108	986	12.3%	1,762	1,515	16.3%
Total property operating expenses	20,394	18,850	8.2%	35,426	33,378	6.1%	55,821	52,229	6.9%
Same-store NOI (a)	$34,232	30,328	12.9%	56,503	$48,987	15.3%	$90,735	$79,315	14.4%

Same-store NOI margin	62.7%	61.7%	1.0%	61.5%	59.5%	2.0%	61.9%	60.3%	1.6%
Average occupancy	95.4%	96.1%	(0.7)%	95.6%	96.2%	(0.6)%	95.5%	96.2%	(0.7)%

Average effective monthly rent, per unit	$1,359	$1,204	12.9%	$1,445	$1,296	11.5%	$1,412	$1,261	12.0%

	IRT Same-Store Portfolio (a)			STAR Same-Store Portfolio (b)			Combined Same-Store (c)
	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change
Revenue:
Rental and other property revenue	$106,917	96,666	10.6%	181,345	$162,545	11.6%	$288,262	$259,211	11.2%
Property Operating Expenses:
Real estate taxes	12,443	12,330	0.9%	25,634	24,719	3.7%	38,077	37,050	2.8%
Property insurance	2,358	2,151	9.6%	3,429	3,222	6.4%	5,786	5,373	7.7%
Personnel expenses	9,416	8,309	13.3%	14,884	14,909	(0.2)%	24,300	23,218	4.7%
Utilities	5,249	4,768	10.1%	9,137	9,158	(0.2)%	14,386	13,926	3.3%
Repairs and maintenance	4,125	3,476	18.7%	6,115	5,348	14.4%	10,241	8,824	16.1%
Contract services	3,798	3,654	3.9%	6,050	5,437	11.3%	9,848	9,091	8.3%
Advertising expenses	995	954	4.3%	1,406	1,611	(12.7)%	2,402	2,566	(6.4)%
Other expenses	1,248	1,032	20.9%	2,070	2,070	—%	3,317	3,102	6.9%
Total property operating expenses	39,632	36,675	8.1%	68,725	66,474	3.4%	108,358	103,149	5.0%
Same-store NOI (a)	$67,285	59,991	12.2%	112,620	$96,070	17.2%	$179,904	$156,062	15.3%

Same-store NOI margin	62.9%	62.1%	0.9%	62.1%	59.1%	3.0%	62.4%	60.2%	2.2%
Average occupancy	95.4%	95.7%	(0.2)%	95.4%	95.7%	(0.3)%	95.4%	95.7%	(0.3)%

Average effective monthly rent, per unit	$1,336	$1,193	12.0%	$1,428	$1,290	10.7%	$1,392	$1,252	11.2%
(a)IRT Same-Store Portfolio consists of 48 properties, which represent 13,110 units.
(b)STAR Same-Store Portfolio consists of 65 properties, which represent 20,694 units.
(c)Combined Same-Store Portfolio consists of 113 properties, which represent 33,804 units.